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                                                                   Exhibit 10(b)
                                 CONSULTING AGREEMENT

    This Consulting Agreement (this "Agreement"), made and entered into as of the 15th day of August, 1996, by and between Choices Entertainment Corporation, a Delaware corporation (the "Company"), and John A. Boylan (the "Consultant") (the Company and Boylan are sometimes collectively referred to herein as the "Parties").

                                 W I T N E S S E T H:

    WHEREAS, while remaining a director and Chairman of the Board until the next meeting of shareholders at which directors are elected, Consultant has resigned from all other positions and from employment with the Corporation and any of its affiliates and subsidiaries; and

    WHEREAS, Consultant, prior to such resignation, performed valuable services for the Company; and

    WHEREAS, the Company desires to retain Consultant to consult with the Company in the capacity of an independent contractor and Consultant desires to consult with the Company in such capacity, all subject to and upon the terms and conditions hereinafter set forth.

    NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

    1. For a period of eleven (11) months from the date hereof (the "Consulting Period"), Consultant shall serve as a consultant to the Company, subject to the terms and conditions herein set forth.

    2. Consultant's services shall include consultation with, and advice to, the Company concerning matters within his areas of knowledge and expertise. In particular, Consultant shall focus his efforts on possible mergers and acquisitions and in resolving claims on behalf of the Company. Consultant shall render such written reports relating to his consulting services as the Company may request.

    3. During the Consulting Period, Consultant shall be subject to the direction and supervision of the Chief Executive Officer. Consultant agrees to perform his work with reasonable efficiency and to devote all of his time, energy and ability, while he is performing consulting services, in the best interests of the Company.

    4. As compensation for the consulting services contemplated hereby, the Company shall pay to Consultant twenty-two (22) bi-weekly payments of $3,500 each, with the first such payment due on


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September 6, 1996.  Consultant shall indemnify and hold the Company harmless from any taxes or similar charges that the Company is required to pay on account of any amounts paid to the Consultant hereunder.

    5.        Consultant shall be entitled to the following benefits:

         (a) For a period of one year from the date hereof, the current health insurance coverage provided to Consultant and his family shall remain in effect, and shall be paid for by the Company.

         (b) During the Consulting Period, the Consultant shall be entitled to the continued use of the automobile currently provided to him. Thereafter, Consultant shall return the automobile to the Company in the same condition, subject to wear from normal usage. All additional costs to the Company that are accrued after the date hereof as a result of such use by Consultant, without regard to business or personal use, shall be paid by Consultant or, in the sole discretion of the Company, paid by Company, in which event such costs shall be reimbursed to the Company by Consultant. Any such amounts paid by the Company may be offset against any consulting fees due Consultant hereunder. All such additional costs incurred during the Consulting Period, which are the sole responsibility of Consultant, include, but are not limited to, repair and maintenance costs, premiums for insurance, fuel and related charges, and lease payments for all additional mileage above 106,000 miles (being the agreed upon approximate mileage for said automobile on the date hereof).

         (c) The Company shall continue to pay for Consultant's legal defense and to indemnify him with respect to the existing litigation in the Los Angeles County Superior Court entitled Gary N. Gibbs, et al. v. Choices Entertainment Corporation, et al.

    6. It is expressly understood that Consultant is an independent contractor and not an employee of the Company and, as such, Consultant shall receive no compensation or benefits, except as set forth herein or which may be mutually agreed upon, in writing, by the Parties hereto.

    7. The Company has been induced to enter into this Agreement in part by reason of the covenants hereinafter set forth in this Paragraph.

    In view of the fact that Consultant's work as a consultant for the Company will bring him into contact with many confidential affairs of the Company, Consultant will not utilize, other than for Company business, any such confidential information or material, or disclose such confidential information or material to anyone outside the Company or to any unauthorized person, whether or not

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employed by the Company, during the term of this Agreement or at any time thereafter. All documents or other records regarding the Company's operation or business, whether or not prepared by Consultant either solely or in combination with others, will remain the sole property of the Company and Consultant will deliver all such documents and records to the Company without request upon termination of this Agreement.

    In the event of the violation of any of the foregoing covenants, the Company shall have the right to equitable relief by injunction or otherwise, in addition to all rights and remedies afforded by law, including, among other things, the right to recover damages sustained by reason of any such violation.

    8. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective legal representatives and any successor to the Company, which successor shall be deemed substituted for the Company under the terms of this Agreement. This Agreement may not be assigned by Consultant.

    9. The waiver by the Company of the breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach by Consultant.

    10. In the event that any provision of this Agreement or any application thereof shall be judged by any court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of all other applications of that provision, and of all other provisions and applications hereof, shall not in any way be affected, and such invalid, illegal or unenforceable provision or application shall be deemed not to be a part of this Agreement, and this Agreement shall then be enforced to the maximum extent allowed by the applicable law.

    11. Except as otherwise provided in the Severance Agreement (the "Severance Agreement"), entered into between the Parties hereto and dated an even date herewith, this Agreement sets forth all of the terms, conditions and agreements of the parties relative to the subject matter hereof and supersedes any and all such former agreements with respect thereto, and any and all such former agreements are hereby declared terminated and of no further force and effect upon execution and delivery hereof. There are no terms, conditions or agreements with respect hereto, except as provided herein and in the Severance Agreement, and no amendment of this Agreement shall be effective unless reduced to writing and executed by the parties.

    12. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to principles of conflicts of laws.



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    13.  In the event of litigation arising under this Agreement, the parties agree that the prevailing party shall be entitled to recover from the non-prevailing party its reasonable attorneys' fees and expenses incurred in connection with such litigation at all levels.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                             CHOICES ENTERTAINMENT CORPORATION


                             By:/s/ Ronald W. Martignoni
                                -------------------------------
                                Ronald W. Martignoni
                                Chief Executive Officer


                             /s/ John A. Boylan
                             ----------------------------------
                             John A. Boylan

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